Exhibit 99.1

Date:	July 26, 2005

Contacts:	Robert J. Costantino
Executive Vice President
Chief Financial Officer
Investor Relations
Phone: (949) 727-1002

Caren Roberson
Director Marketing Communications
Media Relations
Phone: (949) 753-3711

Email:	Investor_Relations@WestcorpInc.com
Westcorp Reports Record Second Quarter Net Income
•	Second quarter net income increased 20% to a record $65 million
•	Earnings per share increased 19% to a record $1.24 per share
•	Contract originations grew 21% to $2.0 billion
•	Second quarter annualized credit losses on contracts improved 58 basis points to 1.15%
•	Delinquencies improved 41 basis points year over year to 1.80%
Irvine, CA: Westcorp (NYSE:WES) reported that net income increased 20% to a record $65.3 million for the three months ended June 30, 2005 compared with $54.4 million for the same period a year ago. Earnings per diluted share increased 19% to $1.24 for the three months ended June 30, 2005 compared with $1.04 per diluted share for the same period a year earlier. For the six months ended June 30, 2005, net income increased 29% to a record $126 million compared with $97.8 million for the same period a year earlier. Earnings per diluted share rose 28% to a record $2.39 for the six months ended June 30, 2005 compared with $1.86 for the same period a year ago.
“Our record second quarter performance reflects our superior growth in auto originations as well as our continued commitment to quality credit,” said Tom Wolfe, President of Westcorp. “Our double digit origination growth in our established western markets complemented by over 20% growth in our newer markets in the east demonstrates the portability of our business model across the country. In addition, our record credit performance is the result of our dramatic decrease in default rates and our increase in recovery rates, resulting in our credit losses being the lowest in 10 years.”
Annualized credit loss experience improved 58 basis points to 1.15% of average managed automobile contracts for the second quarter compared with 1.73% for the same period a year earlier. For the six months ended June 30, 2005, credit loss experience improved 59 basis points to 1.40% compared with 1.99% for the same period a year earlier. The decrease in credit loss experience was a result of the annualized default rate decreasing to 3.4% for the quarter compared to 4.3% a year ago, a 20% decrease. In addition, the total recovery rate improved 12% to 70.8% for the quarter compared to 63.2% a year ago. The percentage of outstanding automobile contracts 30 days or more delinquent improved 41 basis points to 1.80% at June 30, 2005 compared with 2.21% a year ago.
Provision for credit losses declined to $37.7 million for the three months ended June 30, 2005, compared with $51.5 million for the same period a year earlier due to lower chargeoff experience. For the six months ended June 30, 2005, the provision for credit losses declined to $86.7 million compared with $114 million for the same period a year ago. At June 30, 2005, the allowance for credit losses totaled $319 million or 2.5% of loans receivable compared with $307 million or 2.7% at June 30, 2004.
Automobile contract purchases totaled $2.0 billion for the second quarter of 2005, a 21% increase from the same period a year earlier. For the six months ended June 30, 2005, automobile contract purchases totaled $3.8 billion, a 17% increase compared with $3.3 billion a year ago. As a result of higher contract originations, the Company’s portfolio of managed automobile contracts grew 11% to $12.3 billion at June 30, 2005, up from $11.1 billion a year earlier. Total average interest earning assets increased $1.3 billion to $16.1 billion for the second quarter, up from $14.8 billion for the same period a year ago. As a result, net interest income grew 9% to $214 million for the second quarter compared with $197 million for the same period a year earlier. Net interest margin was 4.95% for the second quarter compared with 5.02% for the same period a year ago. For the six months ended June 30, 2005, net interest income grew 10% to $431 million compared with $392 million for the same period a year earlier. Net interest margin was 5.11% for the six months ended June 30, 2005 compared with 5.03% for the same period a year ago.
Noninterest income decreased to $19.6 million for the three months ended June 30, 2005 compared with $27.6 million for the same period a year earlier. For the six months ended June 30, 2005, noninterest income decreased to $38.9 million compared with $56.2 million for the same period a year ago. Noninterest income was reduced by $16.5 million and $31.2 million of loan origination fees that were deferred during the three and six months ended June 30, 2005, respectively. Noninterest expense increased to $74.1 million or 32% of total revenues for the second quarter compared with $73.6 million or 33% of total revenues for the same period a year earlier. For the six months ended June 30, 2005, noninterest expense increased to $147 million or 31% of total revenues compared with $145 million or 32% of total revenues a year ago. Noninterest expense was reduced by $7.0 million and $13.4 million of direct origination costs that were deferred during the three and six months ended June 30, 2005, respectively. Historically, the Company performed analysis on the fees and direct costs related to its origination of automobile loans and elected not to defer and amortize such amounts as the net effect was not material to its financial statements in accordance with Statement of Financial Accounting Standard No. 91 and SEC Staff Accounting Bulletin No. 99. Due to continuing improvements in operating efficiencies and the higher amount of documentation fees earned, the difference between the amount of fees received and the direct costs incurred has gradually increased. The Company decided to defer and amortize these amounts prospectively beginning last quarter. These deferred amounts are being amortized to interest income using the interest method.
The Company continued to maintain a favorable deposit mix in 2005, consistent with its shift from certificates of deposit to lower cost demand deposit and money market accounts. Total demand deposit and money market accounts increased $245 million, or 20%, to $1.5 billion at June 30, 2005 compared with $1.2 billion a year ago and represented 64% of total deposits. The weighted average interest cost of deposits (excluding the effects of hedging) increased to 2.22% for the second quarter compared with 1.20% for the same period a year earlier.
The Company did not issue automobile receivable asset-backed securities during the quarter in an effort to improve the pricing and lower the costs of these transactions. The Company continues to be the largest non-captive issuer of automobile asset-backed securities in the U.S. having issued a total of $43 billion of such securities in 67 transactions to date.
As previously announced, the Company is continuing the process of pursuing the conversion of Western Financial Bank to a California state commercial bank and merging WFS Financial into Western Financial Bank as part of the acquisition of the minority interest in WFS Financial. The conversion is contingent upon approval by the Board of Governors of the Federal Reserve of the Company’s application to become a bank holding company. The merger is contingent on the conversion to a commercial bank and remains subject to approval by the majority of WFS Financial’s minority shareholders. The approval process for the conversion is taking longer than originally expected, and the Company is currently exploring other alternatives in the event that the proposed conversion and related merger cannot go forward as planned.
Earnings Conference Call
Westcorp, along with its subsidiary, WFS Financial, will host a conference call for analysts and investors at 8:00 a.m. (PDT) on Wednesday, July 27, 2005. As part of this conference call, the Company’s management will discuss earnings results for the quarter. For a live Internet broadcast of this conference call, please go to the Company’s web site at http://www.westcorpinc.com to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available at the Company’s web site.

Westcorp is a financial services holding Company whose principal subsidiaries are WFS Financial Inc and Western Financial Bank. Westcorp is a publicly owned Company whose common stock is traded on the New York Stock Exchange under the symbol WES. Information about Westcorp can be found at its web site at http://www.westcorpinc.com
Westcorp, through its subsidiary, WFS Financial, is one of the nation’s largest independent automobile finance companies. WFS Financial specializes in originating, securitizing, and servicing new and pre-owned prime and non-prime credit quality automobile contracts through its nationwide relationships with automobile dealers. WFS Financial is a publicly owned Company whose common stock is traded on the Nasdaq under the symbol WFSI. Information about WFS Financial can be found at its web site at http://www.wfsfinancial.com.
Westcorp, through its subsidiary, Western Financial Bank, operates retail bank branches and provides commercial banking services in Southern California. Information on the products and services offered by the Bank can be found at its web site at http://www.wfb.com.
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act, as amended. Forward-looking statements are identified by the use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” and similar terms and phrases, including references to assumptions. Forward-looking statements in this press release relate to analyses and other information, which are based on forecasts of future results and estimates of amounts not yet determinable. In addition, these statements relate to the Company’s future prospects, developments and business strategies and include information regarding the Company’s improved credit quality trends and higher automobile origination growth.
These statements are subject to uncertainties and factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond its control that could cause actual results to differ materially from those expressed in or implied by these forward-looking statements. In particular, there can be no assurances that improved credit quality trends or origination growth identified in this press release will continue in future periods.
The following factors are among those that may cause actual results to differ materially from the forward-looking statements: changes in general economic and business conditions; interest rate fluctuations, including the effect of hedging activities; the Company’s financial condition and liquidity, as well as future cash flow and earnings and the level of operating expenses; competition; the effect, interpretation, or application of new or existing laws, regulations, court decisions and significant litigation; the exercise of discretionary authority by regulatory agencies; a decision to change the Company’s corporate structure; the availability of sources of funding; and the level of chargeoffs on the automobile contracts that the Company originates.
A further list of these risks, uncertainties and other matters can be found in the Company’s filings with the Securities and Exchange Commission. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, the Company’s actual results may vary materially from those expected, estimated or projected. The information contained in this press release is as of July 26, 2005. The Company assumes no obligation to update any forward-looking statements to reflect future events or circumstances.

WESTCORP AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2005	2004	2005	2004
	(Dollars in thousands, except share and per share amounts)
Interest income:
Loans, including fees	$307,929	$285,893	$609,544	$572,193
Mortgage-backed securities	27,516	22,150	54,652	46,838
Investment securities	1,210	1,122	2,348	2,180
Other	6,063	1,818	10,210	3,431

TOTAL INTEREST INCOME	342,718	310,983	676,754	624,642
Interest expense:
Deposits	21,479	13,884	37,989	27,191
Notes payable on automobile secured financing	93,043	88,591	180,527	182,809
Other	13,946	11,360	27,061	23,071

TOTAL INTEREST EXPENSE	128,468	113,835	245,577	233,071

NET INTEREST INCOME	214,250	197,148	431,177	391,571
Provision for credit losses	37,699	51,539	86,677	113,834

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	176,551	145,609	344,500	277,737
Noninterest income:
Automobile lending	14,709	25,067	30,040	50,815
Insurance income	2,150	1,690	4,195	3,514
Mortgage banking	60	249	177	484
Other	2,656	548	4,456	1,431

TOTAL NONINTEREST INCOME	19,575	27,554	38,868	56,244
Noninterest expense:
Salaries and associate benefits	43,151	45,369	86,937	87,453
Credit and collections	8,021	7,710	16,588	16,302
Data processing	4,866	4,082	9,488	8,261
Occupancy	3,902	3,851	7,837	7,727
Other	14,153	12,623	25,833	25,291

TOTAL NONINTEREST EXPENSE	74,093	73,635	146,683	145,034

INCOME BEFORE INCOME TAX	122,033	99,528	236,685	188,947
Income tax	47,099	39,725	92,738	75,039

INCOME BEFORE MINORITY INTEREST	74,934	59,803	143,947	113,908
Minority interest in earnings of subsidiaries	9,616	5,388	17,947	16,129

NET INCOME	$65,318	$54,415	$126,000	$97,779

Net income per common share:
Basic	$1.25	$1.05	$2.42	$1.89

Diluted	$1.24	$1.04	$2.39	$1.86

Weighted average number of common shares outstanding:
Basic	52,080,837	51,823,013	52,019,699	51,780,338

Diluted	52,680,870	52,483,220	52,641,796	52,531,365

Dividends declared	$0.15	$0.14	$0.30	$0.28

WESTCORP AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	(Unaudited)
	June 30, 2005	December 31, 2004
	(Dollars in thousands)
ASSETS
Cash	$120,780	$89,333
Interest bearing deposits with other financial institutions	2,629	4,177
Other short-term investments	275,000	125,000

Cash and due from banks	398,409	218,510
Restricted cash	494,374	417,833
Investment securities available for sale	180,410	119,811
Mortgage-backed securities available for sale	2,643,222	2,649,758
Loans receivable	12,819,403	12,135,748
Allowance for credit losses	(318,776)	(315,402)

Loans receivable, net	12,500,627	11,820,346
Interest receivable	82,925	79,825
Premises and equipment, net	74,536	76,526
Other assets	169,731	162,731

TOTAL ASSETS	$16,544,234	$15,545,340

LIABILITIES
Deposits	$2,262,888	$2,183,499
Notes payable on automobile secured financing	10,212,648	10,242,900
Federal Home Loan Bank advances	1,910,463	1,139,521
Subordinated debentures	295,856	295,321
Other liabilities	215,322	178,939
TOTAL LIABILITIES	14,897,177	14,040,180

Minority interest	185,197	165,484
SHAREHOLDERS’ EQUITY
Common stock (par value $1.00 per share; authorized 65,000,000 shares; issued and outstanding 52,154,159 shares at June 30, 2005 and 51,895,258 shares at December 31, 2004)	52,154	51,895
Paid-in capital	722,487	717,098
Retained earnings	717,910	606,987
Accumulated other comprehensive loss, net of tax	(30,691)	(36,304)

TOTAL SHAREHOLDERS’ EQUITY	1,461,860	1,339,676

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$16,544,234	$15,545,340

The following table presents information relative to the average balances and interest rates on an owned basis for the periods indicated:

			For the Three Months Ended
	June 30,
	2005			2004
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
			(Dollars in thousands)
Interest earning assets:
Total investments:
Mortgage-backed securities	$2,591,591	$27,516	4.25%	$2,574,744	$22,150	3.44%
Other short-term investments	799,736	6,001	3.01	663,896	1,809	1.10
Investment securities	131,525	1,210	3.68	129,367	1,122	3.47
Interest earning deposits with others	44,571	62	0.55	5,530	9	0.64

Total investments	3,567,423	34,789	3.90	3,373,537	25,090	2.97
Total loans: (1)
Consumer loans	12,213,059	303,013	9.95	11,133,553	281,775	10.18
Mortgage loans	158,586	2,210	5.57	210,156	2,623	4.99
Commercial loans	141,989	2,283	6.36	103,042	1,440	5.53
Construction loans	25,512	423	6.57	5,268	55	4.09

Total loans	12,539,146	307,929	9.85	11,452,019	285,893	10.04

Total interest earning assets	$16,106,569	342,718	8.53	$14,825,556	310,983	8.43

Interest bearing liabilities:
Deposits	$2,222,714	21,479	3.88	$2,089,287	13,884	2.67
FHLB advances and other borrowings	833,261	6,459	3.07	656,979	1,871	1.13
Notes payable on automobile secured financing	11,015,549	93,043	3.38	10,247,231	88,591	3.46
Subordinated debentures	295,680	7,487	10.13	381,199	9,489	9.96

Total interest bearing liabilities	$14,367,204	128,468	3.58	$13,374,696	113,835	3.41

Net interest income and interest rate spread		$214,250	4.95%		$197,148	5.02%

Net yield on average interest earning assets			5.34%			5.34%

(1)	For the purpose of these computations, nonaccruing loans are included in the average amounts outstanding.

			For the Six Months Ended
			June 30,
	2005			2004
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
			(Dollars in thousands)
Interest earning assets:
Total investments:
Mortgage-backed securities	$2,594,038	$54,652	4.21%	$2,584,929	$46,838	3.62%
Other short-term investments	725,022	10,121	2.82	627,153	3,413	1.09
Investment securities	131,720	2,348	3.57	127,272	2,180	3.43
Interest earning deposits with others	40,356	89	0.44	5,775	18	0.63

Total investments	3,491,136	67,210	3.85	3,345,129	52,449	3.14
Total loans: (1)
Consumer loans	12,055,546	599,502	10.03	11,021,138	563,816	10.29
Mortgage loans	165,950	4,479	5.40	219,768	5,527	5.03
Commercial loans	155,653	4,811	6.15	101,165	2,743	5.36
Construction loans	23,493	752	6.36	4,753	107	4.43

Total loans	12,400,642	609,544	9.91	11,346,824	572,193	10.14

Total interest earning assets	$15,891,778	676,754	8.58	$14,691,953	624,642	8.55

Interest bearing liabilities:
Deposits	$2,177,384	37,989	3.52%	$1,998,031	27,191	2.74
Securities sold under agreements to repurchase				16,885	94	1.10
FHLB advances and other borrowings	855,288	12,088	2.81	657,877	3,703	1.11
Notes payable on automobile secured financing	10,854,240	180,527	3.33	10,205,685	182,809	3.58
Subordinated debentures	295,547	14,973	10.13	387,434	19,274	9.95

Total interest bearing liabilities	$14,182,459	245,577	3.47	$13,265,912	233,071	3.52

Net interest income and interest rate spread		$431,177	5.11%		$391,571	5.03%

Net yield on average interest earning assets			5.49%			5.36%

(1)	For the purpose of these computations, nonaccruing loans are included in the average amounts outstanding.

WESTCORP AND SUBSIDIARIES
OTHER FINANCIAL DATA AND STATISTICAL SUMMARY

	Q2 2005	Q1 2005	Q4 2004	Q3 2004	Q2 2004
	(Dollars in thousands, except per share amounts)

Earnings:
Net interest income	$214,250	$216,927	$209,949	$206,238	$197,148
Provision for credit losses	37,699	48,978	61,078	60,337	51,539
Noninterest income	19,575	19,293	29,851	30,027	27,554
Noninterest expense	74,093	72,590	75,626	74,946	73,635
Income before taxes	122,033	114,652	103,096	100,982	99,528
Income taxes	47,099	45,639	40,571	40,188	39,725
Net income	$65,318	$60,682	$55,510	$54,672	$54,415

Equity:
Earning per share — basic	$1.25	$1.17	$1.07	$1.05	$1.05
Earning per share — diluted	$1.24	$1.15	$1.06	$1.04	$1.04
Dividends per share	$0.15	$0.15	$0.14	$0.14	$0.14
Book value per share (period end) (1)	$28.62	$27.52	$26.51	$25.55	$24.63
Stock price per share (period end)	$52.42	$42.25	$45.93	$42.52	$45.45
Total equity to assets (2)	10.14%	9.95%	9.92%	9.66%	9.52%
Return on average equity (1)	17.88%	17.31%	16.45%	16.82%	17.36%
Average shares outstanding — diluted	52,680,870	52,597,731	52,573,953	52,510,834	52,483,220

Loan Portfolio:
Automobile contracts purchased	$2,013,622	$1,782,414	$1,583,748	$1,799,106	$1,666,842
Automobile contracts managed (period end)	$12,307,454	$11,852,222	$11,560,890	$11,440,353	$11,113,148
Number of accounts managed (period end)	919,722	895,377	876,695	869,038	853,193
Average automobile contracts managed	$12,019,325	$11,702,544	$11,512,626	$11,268,695	$10,946,273

Credit Quality:
Delinquency rate (30+ days)	1.80%	1.53%	2.24%	2.24%	2.21%
Repossessions to total contracts	0.05%	0.05%	0.07%	0.06%	0.06%
Net chargeoffs (annualized)	1.15%	1.66%	2.01%	1.95%	1.73%
Allowance to loans receivable	2.49%	2.56%	2.60%	2.62%	2.66%

Operations:
Total assets	$16,544,234	$16,156,288	$15,545,340	$15,351,999	$14,999,112
Noninterest expense to total revenues	31.69%	30.73%	31.54%	31.72%	32.77%

(1)	Excludes other comprehensive income

(2)	Excludes other comprehensive income and includes minority interest

WESTCORP AND SUBSIDIARIES
CUMULATIVE STATIC POOL LOSS CURVES (UNAUDITED)
At June 30, 2005
     The following table sets forth the cumulative static pool losses by month for all outstanding public securitized pools:

Period (1)	2001-C	2002-1	2002-2	2002-3	2002-4	2003-1	2003-2	2003-3	2003-4	2004-1	2004-2	2004-3	2004-4	2005-1	2005-2

1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.04%	0.01%	0.00%	0.02%	0.02%	0.01%	0.00%	0.00%	0.01%	0.00%	0.00%	0.02%	0.00%	0.00%	0.00%
3	0.09%	0.06%	0.03%	0.06%	0.07%	0.04%	0.02%	0.02%	0.03%	0.02%	0.03%	0.06%	0.04%	0.02%	0.02%
4	0.20%	0.15%	0.10%	0.14%	0.16%	0.11%	0.06%	0.06%	0.08%	0.06%	0.07%	0.13%	0.09%	0.06%	0.07%
5	0.35%	0.29%	0.18%	0.27%	0.26%	0.18%	0.14%	0.13%	0.14%	0.11%	0.15%	0.21%	0.15%	0.13%
6	0.49%	0.43%	0.32%	0.44%	0.38%	0.29%	0.25%	0.23%	0.21%	0.19%	0.24%	0.30%	0.23%	0.20%
7	0.65%	0.60%	0.49%	0.57%	0.50%	0.41%	0.36%	0.32%	0.28%	0.27%	0.33%	0.40%	0.30%
8	0.81%	0.84%	0.66%	0.70%	0.61%	0.53%	0.48%	0.40%	0.35%	0.34%	0.41%	0.50%	0.37%
9	0.95%	1.06%	0.82%	0.82%	0.78%	0.66%	0.59%	0.47%	0.44%	0.42%	0.51%	0.56%	0.45%
10	1.07%	1.28%	0.96%	0.96%	0.94%	0.80%	0.70%	0.55%	0.54%	0.52%	0.59%	0.64%
11	1.20%	1.48%	1.10%	1.10%	1.08%	0.93%	0.80%	0.62%	0.61%	0.59%	0.65%	0.69%
12	1.37%	1.67%	1.26%	1.24%	1.28%	1.06%	0.89%	0.71%	0.73%	0.67%	0.70%
13	1.55%	1.82%	1.39%	1.38%	1.43%	1.21%	0.98%	0.80%	0.83%	0.75%	0.76%
14	1.74%	1.99%	1.51%	1.53%	1.59%	1.31%	1.08%	0.88%	0.93%	0.81%	0.83%
15	1.97%	2.14%	1.68%	1.70%	1.77%	1.40%	1.20%	0.97%	1.03%	0.88%
16	2.16%	2.27%	1.83%	1.88%	1.92%	1.50%	1.31%	1.07%	1.09%	0.93%
17	2.36%	2.45%	1.99%	2.03%	2.05%	1.60%	1.41%	1.16%	1.19%	1.00%
18	2.59%	2.62%	2.16%	2.15%	2.16%	1.70%	1.53%	1.25%	1.24%
19	2.78%	2.80%	2.31%	2.28%	2.25%	1.85%	1.66%	1.33%	1.30%
20	2.95%	2.99%	2.46%	2.41%	2.37%	1.99%	1.76%	1.40%	1.36%
21	3.14%	3.15%	2.60%	2.52%	2.49%	2.14%	1.87%	1.45%
22	3.29%	3.31%	2.72%	2.62%	2.62%	2.27%	1.95%	1.50%
23	3.41%	3.45%	2.86%	2.74%	2.73%	2.37%	2.02%	1.57%
24	3.57%	3.58%	2.95%	2.83%	2.84%	2.47%	2.09%
25	3.73%	3.69%	3.03%	2.96%	2.95%	2.57%	2.16%
26	3.88%	3.80%	3.13%	3.08%	3.06%	2.63%	2.21%
27	4.04%	3.92%	3.22%	3.21%	3.17%	2.68%
28	4.20%	4.02%	3.33%	3.31%	3.25%	2.73%
29	4.35%	4.12%	3.41%	3.41%	3.32%	2.78%
30	4.46%	4.22%	3.50%	3.48%	3.38%
31	4.57%	4.30%	3.58%	3.56%	3.43%
32	4.69%	4.39%	3.66%	3.62%	3.48%
33	4.77%	4.49%	3.73%	3.67%
34	4.85%	4.56%	3.78%	3.71%
35	4.92%	4.63%	3.84%	3.74%
36	5.01%	4.69%	3.86%
37	5.09%	4.74%	3.90%
38	5.16%	4.77%	3.93%
39	5.22%	4.80%
40	5.27%	4.84%
41	5.32%
42	5.38%
43	5.42%
44	5.46%
45	5.48%
46	5.49%
47	5.51%
Prime Mix (2)	76%	70%	87%	85%	80%	80%	82%	84%	82%	82%	82%	81%	78%	78%	77%

(1)	Represents the number of months since inception of the securitization.

(2)	Represents the original percentage of prime automobile contracts securitized within each pool.